EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rowan Companies, Inc.:

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to Registration Statement No. 2-58700, Amendment No. 1 to Registration Statement No. 33-33755, Registration Statement No. 33-61444, Registration Statement No. 33-51105, Registration Statement No. 33-51109, Registration Statement No. 333-25041, Registration Statement No. 33-25125, Registration Statement No. 333-84369, Registration Statement No. 333-84405, Registration Statement No. 333-101914 each on Form S-8, and to the incorporation by reference in Amendment No. 2 to Registration Statement No. 33-30057, Amendment No. 2 to Registration Statement No. 33-61696, Registration Statement No. 333-84407, Registration Statement No. 333-84423, Amendment No. 1 to Registration Statement No. 333-88855, Amendment No. 2 to Registration Statement No. 333-44874, Amendment No. 1 to Registration Statement No. 333-82798, Amendment No. 1 to Registration Statement No. 333-82802, Amendment No. 1 to Registration Statement No. 333-82804, and Amendment No. 1 to Registration Statement No. 333-110601, each on Form S-3, of (1) our report dated March 8, 2005, relating to the consolidated financial statements of Rowan Companies, Inc. and (2) our report dated March 8, 2005, on management’s assessment that the Company’s internal control over financial reporting was not effective, each incorporated by reference in this Annual Report on Form 10-K of Rowan Companies, Inc., for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Houston, Texas

March 16, 2005